UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 12, 2021

O’Reilly Automotive, Inc.

(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction	Commission file	(I.R.S. Employer
of incorporation or organization)	number	Identification No.)

233 South Patterson Avenue

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock $0.01 par value	ORLY	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 12, 2021, the Board of Directors (the “Board”) of O’Reilly Automotive, Inc. (the “Company”) increased the size of the Board from nine to 10 members and appointed Mr. Fred Whitfield as a director to fill the vacancy for a term expiring at the 2022 Annual Meeting of Shareholders.  In connection with Mr. Whitfield’s appointment, the Board appointed Mr. Whitfield to serve on the Audit Committee.  Mr. Whitfield joins the Board as an independent director.

Mr. Whitfield, age 63, has served as President, Vice Chairman, Alternate Governor and Minority Owner of Hornets Sports & Entertainment (“HSE”) since 2018.  Mr. Whitfield joined HSE in 2006 as its President, Chief Operating Officer and Alternate Governor, and during his tenure with HSE, he has overseen all areas of business operations and strategy for the Charlotte Hornets and Spectrum Center, including sales, marketing, public relations, legal, finance and human resources.  Along with serving as an Alternate Governor on the National Basketball Association Board of Governors, Mr. Whitfield also currently serves as a member of the National Basketball Association Global Diversity and Inclusion Council.  Prior to joining HSE, Mr. Whitfield was Director of Business/Legal Affairs of Jordan Brand (a division of NIKE, Inc.); Director of Player Personnel and Assistant Legal Counsel of the Washington Wizards; numerous positions with NIKE, Inc., the last being Director of Player Development, Basketball Sports Marketing; and Senior Partner of Whitfield & Blackmon, Attorneys at Law, LLP.  Additionally, Mr. Whitfield is the founder of HoopTee Charities, Inc., which supports a number of non-profit organizations and initiatives.  Mr. Whitfield holds a Juris Doctorate from North Carolina Central University, as well as a Bachelor of Business Administration in economics and a Masters of Business Administration in marketing, both from Campbell University.

Mr. Whitfield is being appointed as a Director because, among his other qualifications, he possesses experience and expertise in areas of the law and legal compliance, brand management and strategies, business development, and diversity and inclusion.

Mr. Whitfield will receive a pro-rata annual fee and restricted share award consistent with the compensation of independent directors described in the Company’s proxy statement for its 2021 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 26, 2021.

There are no arrangements or understandings between Mr. Whitfield and any other person pursuant to which Mr. Whitfield was selected as a director.  Mr. Whitfield is not a participant in any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company announced the appointment of Mr. Whitfield to the Board in its November 17, 2021, press release, a copy of which is filed with this Form 8-K as Exhibit 99.1.

Section 8 – Other Events

Item 8.01 – Other Events

On November 17, 2021, the Board approved a resolution to increase the authorization amount under its share repurchase program by an additional $1.5 billion, raising the aggregate authorization under the program to $18.75 billion.  The additional $1.5 billion authorization is effective for a three-year period, beginning on November 17, 2021.  Stock repurchases under the program may be made from time to time, as the Company deems appropriate, solely through open market repurchases effected through a broker dealer at prevailing market prices, based on a variety of factors such as price, corporate requirements and overall market conditions.  There can be no assurance as to the number of shares the Company will purchase, if any.  The share repurchase program may be increased or otherwise modified, renewed, suspended or terminated by the Company at any time, without prior notice.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated November 17, 2021
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2021	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Thomas McFall
Thomas McFall
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)